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                                                                     Exhibit 4.2



THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                 PCC GROUP, INC.

                          COMMON STOCK PURCHASE WARRANT

        1. Issuance. For value received, the receipt of which is hereby acknowledged by PCC Group, Inc., a California corporation (the "Company"), RichMark Capital Corporation, or registered assigns (the "Holder"), is hereby granted the right to purchase, at any time during the Exercisability Period (as defined below), _________________ fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value (the "Common Stock") at the exercise price of $____ per share (the "Exercise Price"), subject to further adjustments as set forth in Section 6 hereof.

        2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

        3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

        4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

        5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        6.     Protection Against Dilution.

               6.1 Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.



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               6.2    Adjustments for Reorganization, Mergers, Consolidations or
Sales of Assets. If at any time there is a capital reorganization of the Common Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

        7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

        8. Registration. The Company hereby agrees to prepare and file on or before June 30, 1998, a Registration Statement (on Form S-3 or such other form as the Company shall determine) with the Securities and Exchange Commission ("SEC") to register, under Act, the resale of the Warrant Shares, and the Company shall use its best efforts to cause such Registration Statement to become effective. The Company shall maintain the effectiveness thereof until all shares registered thereunder have been disposed of or are freely tradeable under Rule 144(k) under the Act.

        9. Exercisability Period. The term "Exercisability Period" shall refer to the period commencing on __________________________(the "Commencement Date") and continuing until 30 calendar days after the later of (i) the date that the Registration Statement referred to in Section 8 above is declared effective by the SEC or (ii) Commencement Date.

        10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                      (i)    if to the Company, to:

                             PCC Group, Inc.
                             163 University Parkway,
                             Pomona, CA 91768
                             Attention: President Jack Wen



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                      (ii)   if to the Holder, to:

                             RichMark Capital Corporation
                             2133 Stone Moss Lane,
                             Grapevine, TX 76051
                             Attention: D. Mark White

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

        11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

        12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of March 6, 1998.

                                        PCC Group, Inc.



                                        By:____________________________________

                                           ____________________________________

                                        Its____________________________________

Attest:


____________________________________







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                          NOTICE OF EXERCISE OF WARRANT


        The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of _______________________________ to purchase _____________ shares of the Common Stock, $0.01 par value, of PCC Group, Inc., and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant.

        Please deliver the stock certificate to:


                                            ____________________________________

                                            ____________________________________

                                            ____________________________________



Dated:_______________________________



By:__________________________________



[ ]  CASH:               $___________











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